     As filed with the Securities and Exchange Commission on March 5, 1999
                                                Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              -------------------

                                    Form S-8
                             REGISTRATION STATEMENT
                                     under
                           THE SECURITIES ACT OF 1933
                              -------------------

                    Heidrick & Struggles International, Inc.
             (Exact Name of Registrant as Specified in its Charter)

     Delaware                               7361-05                         36-2681268
(State or Other Jurisdiction of    (Primary Standard Industrial            (I.R.S. Employer
Incorporation or Organization)     Classification Code Number)          Identification Number)

                      233 South Wacker Drive - Suite 4200
                         Chicago, Illinois 60606-6303
                                (312) 496-1200
  (Address, Including Zip Code, and Telephone Number, including Area Code, of
                   Registrant's Principal Executive Office)

                   Heidrick & Struggles International, Inc.
                1998 Heidrick & Struggles GlobalShare Program I
               1998 Heidrick & Struggles GlobalShare Program II
                          (Full titles of the Plans)
                          --------------------------

                             c/o Richard D. Nelson
                   Heidrick & Struggles International, Inc.
                      233 South Wacker Drive - Suite 4200
                         Chicago, Illinois 60606-6303
                                (312) 496-1200
(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

                                   Copy to:
                              Vincent Pagano Jr.
                          Simpson Thacher & Bartlett
                             425 Lexington Avenue
                         New York, New York 10017-3909
                                (212) 455-2000
                              -------------------

       Approximate date of commencement of proposed sale to the public:
  From time to time after the effective date of this Registration Statement.

                        CALCULATION OF REGISTRATION FEE

=========================================================================================================================
                                                                        Proposed
                                                                        Maximum         Proposed
                                                                        Offering         Maximum            Amount of
                                                         Amount to be   Price Per       Aggregate         Registration
          Title of Securities to be Registered            Registered    Share(a)     Offering Price (a)     Fee (a)
-------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value per share and options to    3,721,667(b)     $8.50      $31,634,169.50       $8,794.30
purchase Common Stock
=========================================================================================================================

(a) Pursuant to Rule 457(h)(1) under the Securities Act of 1933, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of registration fee have been computed on the basis of the pro forma book value of such shares assuming the effectiveness of the merger of Heidrick & Struggles, Inc. with and into Heidrick & Struggles International, Inc. as of December 31, 1998 and a 15.7154 for 1 stock split of the Common Stock.

(b) The shares are issuable pursuant to the 1998 Heidrick & Struggles GlobalShare Program I and the 1998 Heidrick & Struggles GlobalShare Program II.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



Item 3. Incorporation of Document by Reference

   The following documents filed by Heidrick & Struggles International, Inc. (the "Company" or the "Registrant") with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration
Statement:

    (a) The Company's Joint Consent Statement/Prospectus dated February 22, 1999 contained in the Registrant's Registration Statement on Form S-4 (Reg. No. 333-59931) (the "S-4 Registration Statement").

    (b) Amendment No. 2 to the Company's Registration Statement on Form S-1 filed as of February 23, 1999 (Reg. No. 333-59931) (the "S-1 Registration Statement").

   The financial statements contained in the S-1 Registration Statement are later than and supersede those in the S-4 Registration Statement. All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

   Effective upon the completion of the initial public offering (the "IPO") of the Company's common stock, par value $0.01 per share (the "Common Stock"), the Company will amend and restate its Certificate of Incorporation to provide for the Company's authorized capital stock to consist of 100,000,000 shares of common stock, par value $0.01 per share, of which 10,775,295 shares are expected to be issued and outstanding prior to completion of the IPO. Except as otherwise expressly stated, all references in this Registration Statement to the Company or its capital stock (including the Common Stock) are to such after completion of the IPO and such amendment. Immediately following completion of the IPO, there are expected to be 15,141,962 shares of Common Stock (15,771,962 shares of Common Stock if the Underwriters' over-allotment option is exercised in full) and no shares of preferred stock outstanding. This amount includes 666,667 shares that may be purchased by certain employees of the Company pursuant to the initial offering expected to be made pursuant to this Registration Statement (the "Offering" or the "Employee Share Purchase"), but excludes (i) 1,000,000 shares issuable pursuant to options that may be granted to such employees in connection with such purchase, (ii) approximately 855,000 shares issuable pursuant to options to be issued to employees at completion of the IPO and (iii) 1,200,000 shares of Common Stock available for future issuance, all pursuant to the 1998 Heidrick & Struggles GlobalShare Program I for employees and directors of the Company (the "GlobalShare Program I") and the 1998 Heidrick & Struggles GlobalShare Program II for certain independent contractors of the Company (the "GlobalShare Program II" and, together with the GlobalShare Program I, the "GlobalShare Plan"). The following description of the Company's capital stock and related matters is qualified in its entirety by reference to the Certificate of Incorporation and the Company's Bylaws, copies of which have been filed as an exhibit to the S-1 Registration Statement incorporated herein by reference.

   Common Stock
   ------------

   The Certificate of Incorporation authorizes 100,000,000 shares of Common Stock, par value $0.01 per share. Stockholders are entitled to one vote per share on all matters to be voted upon by the stockholders. The holders of Common Stock do not have cumulative voting rights in the election of directors. Holders of Common Stock are entitled to receive dividends if, as and when dividends are declared from time to time by the Company's Board of Directors out of funds legally available therefor, after payment of dividends required to be paid on outstanding preferred stock (as described below), if any. In the event of liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and accrued but unpaid dividends and liquidation preferences on any outstanding Preferred Stock of the

Company. The shares of Common Stock have no preemptive or conversion rights and are not subject to further calls or assessment by the Company. There are no redemption or sinking fund provisions applicable to the Common Stock. The Common Stock being sold by the Company in the Employee Share Purchase, when paid for by the purchasers thereof, will be, duly authorized, validly issued, fully paid and non-assessable.

   The Delaware General Corporation Law
   ------------------------------------

   The Company is a Delaware corporation subject to Section 203 ("Section 203") of the General Corporation Law of the State of Delaware (the "DGCL"). Section 203 provides in general that a stockholder acquiring more than 15% of the outstanding voting stock of a corporation subject to Section 203 (an "Interested Stockholder") but less than 85% of such stock may not engage in certain Business Combinations (as defined in Section 203) with the corporation for a period of three years subsequent to the date on which the stockholder became an Interested Stockholder unless (i) prior to such date the corporation's board of directors approved either the Business Combination or the transaction in which the stockholder became an Interested Stockholder or (ii) the Business Combination is approved by the corporation's board of directors and authorized by a vote of at least 66 2/3% of the outstanding voting stock of the corporation not owned by the Interested Stockholder. A "Business Combination" includes mergers, asset sales and other transactions resulting in financial benefit to a stockholder.
Section 203 could prohibit or delay mergers, or other takeover or change of control attempts with respect to the Company and, accordingly, may discourage attempts that might result in a premium over the market price for the shares held by stockholders.

   Certificate of Incorporation; Bylaws
   ------------------------------------

   The Certificate of Incorporation and the Bylaws contain certain provisions that could make more difficult the acquisition of the Company by means of a tender offer, a proxy contest or otherwise.

   Classified Board of Directors. The Certificate of Incorporation provides that the Company's Board of Directors is divided into three classes of directors, with the classes to be as nearly equal in number as possible. As a result, approximately one-third of the Board of Directors will be elected each year. The classification of directors will have the effect of making it more difficult for stockholders to change the composition of the Company's Board of Directors. The Certificate of Incorporation provides that the number of directors may be fixed from time to time exclusively pursuant to a resolution adopted by directors constituting a majority of the total number of directors that the Company would have if there were no vacancies on the Board of Directors, but must consist of not more than fifteen nor less than eight directors. In addition, the Certificate of Incorporation provides that unless the Board of Directors otherwise determines, any vacancies will be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum. The Company believes that a classified Board of Directors will help to assure the continuity and stability of the Board of Directors and the Company's business strategies and policies, since a majority of the Directors at any given time will have had prior experience as Directors of the Company. The Company believes that this in turn will permit the Board of Directors to represent more effectively the interests of stockholders.

   With a classified Board of Directors, at least two annual meetings of stockholders, instead of one, will generally be required to effect a change in a majority of the members of the Board of Directors. As a result, the classification of the Board of Directors of the Company may discourage proxy contests for the election of Directors, unsolicited tender offers or purchases of a substantial block of the Common Stock because it could prevent a potential acquiror from obtaining control of the Board of Directors in a relatively short period of time.

   Removal of Directors. Under the DGCL, unless otherwise provided in the Certificate of Incorporation, directors serving on a classified board may be removed by the stockholders only for cause. In addition, the Certificate of Incorporation and the Bylaws provide that directors may be removed only for cause and only upon the affirmative vote of holders of at least 75% of the voting power of all the then outstanding shares of stock entitled to vote generally in the election of directors ("Voting Stock"), voting together as a single class. This provision delays stockholders who do not agree with the policies of the Board of Directors from replacing Directors, unless they can demonstrate that the Directors should be removed for cause and obtain the requisite vote. Such a delay may help ensure that the Company's Board of Directors, if confronted with a proxy contest or an unsolicited proposal for an extraordinary corporate transaction, will have sufficient time to review the proposal and appropriate alternatives to the proposal and to act in what it believes is the best interest of the Company's stockholders.

   Filling Vacancies on the Board of Directors. The Company's Certificate of Incorporation provides that, subject to the rights of holders of any shares of Preferred Stock, any vacancy in the Board of Directors that results from an increase in the number of Directors may be filled only by a majority of the Directors then in office, provided that a quorum is present, and any other vacancy may be filled by a majority of the Directors then in office, even if less than a quorum, or by the sole remaining Director. Accordingly, these provisions could temporarily prevent any stockholder from obtaining majority representation on the Board of Directors by enlarging the Board of Directors and filling the new Directorships with its own nominees.

   Stockholders Action. The Certificate of Incorporation and the Bylaws provide that, subject to the rights of any holders of preferred stock, par value $0.01 per share, of the Company (the "Preferred Stock") to elect additional directors under specified circumstances, stockholder action can be taken only at an annual or special meeting of stockholders and may not be taken by written consent in lieu of a meeting. The Bylaws provide that to elect additional directors under specified circumstances, special meetings of stockholders can be called only by the Board of Directors, pursuant to a resolution adopted by a majority of the total number of directors. Stockholders are not permitted to call a special meeting or to require that the Board of Directors call a special meeting of stockholders. Moreover, the business permitted to be conducted at any special meeting of stockholders is limited to the business brought before the meeting pursuant to the notice of meeting given by the Company. The provisions of the Company's Certificate of Incorporation prohibiting action by written consent without a meeting, and the provisions of the Company's By-Laws governing the calling of and matters considered at special meetings may have the effect of delaying consideration of a stockholder proposal until the next annual meeting. These provisions would also prevent the holders of a majority of the voting power of the outstanding shares of stock entitled to vote generally in the election of Directors from using the written consent procedure to take stockholder action and from taking action by written consent without giving all the stockholders entitled to vote on a proposed action the opportunity to participate in determining such proposed action at a meeting.

   Advance Notice Procedures. The Bylaws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors, or bring other business before an annual meeting of stockholders of the Company (the "Stockholders Notice Procedure"). The Stockholders Notice Procedure provides that only persons who are nominated by, or at the direction of, the Board of Directors, or by a stockholder who has given timely written notice to the Secretary of the Company prior to the meeting at which directors are to be elected, will be eligible for election as directors of the Company. The Stockholders Notice Procedure also provides that at an annual meeting only such business may be conducted as has been brought before the meeting by, or at the direction of, the Chairman of the Board of Directors or by a stockholder who has given timely written notice to the Secretary of the Company of such stockholder's intention to bring such business before such meeting. Under the Stockholders Notice Procedure, for notice of stockholder nominations to be made at an annual meeting to be timely, such notice must be received by the Company not less than 60 days nor more than 90 days prior to the first anniversary of the previous year's annual meeting (or, if the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, not earlier than the 90th day prior to such meeting and not later than the later of (x) the 60th day prior to such meeting and (y) the 10th day after public announcement of the date of such meeting is first made). Notwithstanding the foregoing, in the event that the number of directors to be elected is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Company at least 70 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice will be timely, but only with respect to nominees for any new positions created by such increase, if it is received by the Company not later than the 10th day after such public announcement is first made by the Company. Under the Stockholders Notice Procedure, for notice of a stockholder nomination to be made at a special meeting at which directors are to be elected to be timely, such notice must be received by the Company not earlier than the 90th day before such meeting and not later than the later of (x) the 60th day prior to such meeting and (y) the 10th day after the public announcement of the date of such meeting is first made. In addition, under the Stockholders Notice Procedure, a stockholder's notice to the Company proposing to nominate a person for election as a director or relating to the conduct of business other than the nomination of directors must contain certain specified information. If the Chairman of the Board of Directors or other officer presiding at a meeting determines that a person was not nominated, or other business was not brought before the meeting, in accordance with the Stockholders Notice Procedure, such person will not be eligible for election as a director, or such business will not be conducted at such meeting, as the case may be. By requiring advance notice of nominations by stockholders, the Notice of Meeting Provision will afford the Board of Directors a meaningful opportunity to consider the qualifications of the proposed nominees and, to the extent deemed necessary or desirable by the Board of Directors, to inform the stockholders about such qualifications. By requiring advance notice of proposed business, the Notice of Meeting Proposal Provision will provide the Board of Directors with a meaningful opportunity to inform stockholders, prior to such meeting, of any business proposed to be conducted at such meeting, together with any recommendation or statement of the Board of Directors' position as to action to be taken with respect to such business, so as to enable stockholders better to determine whether they desire to attend such a meeting or to grant a proxy to the Board of Directors as to the disposition of any such business. Although the Company's By-Laws do not give the Board of Directors any power to approve or disapprove stockholder nominations for the election of Directors or proposals for action, they may have the effect of precluding a contest for the election of Directors or the consideration of stockholder proposals if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of Directors or to approve its proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to the Company and its stockholders.

   Liability of Directors; Indemnification. The Certificate of Incorporation provides that a director will not be personally liable for monetary damages to the Company or its stockholders for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for paying a dividend or approving a stock repurchase or redemption in violation of
Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. The Certificate of Incorporation also provides that each current or former director, officer, employee or agent of the Company, or each such person who is or was serving or who had agreed to serve at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), will be indemnified by the Company to the full extent permitted by the DGCL, as the same exists or may in the future be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment). The Certificate of Incorporation also specifically authorizes the Company to enter into agreements with any person providing for indemnification greater or different than that provided by the Certificate of Incorporation.

   Restrictions on Amendment. The Company's Certificate of Incorporation provides that the approval of holders of at least 75% of the voting power entitled to vote generally in the election of Directors, voting together as a single class, is required to adopt any Certificate of Incorporation provision inconsistent with or to alter, amend or repeal the provisions of the Company's Certificate of Incorporation classifying the Board of Directors; governing the removal of directors; establishing the minimum and maximum number of members of the Board of Directors; eliminating the ability of stockholders to act by written consent; authorizing the Board of Directors to consider the interests of clients and other customers, creditors, employees; establishing the Board of Directors' authority to issue, without a vote or any other action of the stockholders, any or all authorized shares of stock of the Corporation, securities convertible into or exchangeable for any authorized shares of stock of the Corporation and warrants, options or rights to purchase, subscribe for or otherwise acquire shares of stock of the Corporation for any such consideration and on such terms as the Board of Directors in its discretion lawfully may determine; and authorizing that the By-Laws of the Corporation may establish procedures regulating the submission by stockholders of nominations and proposals for consideration at meetings of stockholders of the Corporation. In addition, the Company's Certificate of Incorporation provides that the approval of the Board of Directors or the affirmative vote of the holders of 75% of the voting power entitled to vote generally in the election of Directors, voting together as a single class, is required to alter, amend or repeal the above provisions of the Company's Certificate of Incorporation or to adopt any provision of the Certificate of Incorporation inconsistent with such provisions or to alter, amend or repeal certain provisions of the Company's By-Laws or to adopt any provision of the By-Laws inconsistent with such provisions.

   Preferred Stock. The Certificate of Incorporation authorizes 10,000,000 shares of preferred stock, par value $.01 per share. Subject to the Company's Certificate of Incorporation and applicable law, the authority of the Company's Board of Directors with respect to each series of Preferred Stock, includes but is not limited to the authority to generally determine the following: the designation of such series, the number of shares initially constituting such series and whether to increase or decrease such number of shares, dividend rights and rates, terms of redemption and redemption prices, liquidation preferences, voting rights, conversion rights, whether a sinking fund will be provided for the redemption of the shares of such series (and, if so, the terms and conditions thereof) and whether a purchase fund shall be provided for the shares of such series (and, if so, the terms and conditions thereof).

   The Company believes that the availability of the Preferred Stock will provide increased flexibility in structuring possible future financings and acquisitions and in meeting other corporate needs that might arise. Having such authorized shares available for issuance will allow the Company to issue shares of Preferred Stock without the expense and delay of a special stockholders' meeting. The authorized shares of Preferred Stock, as well as shares of Common Stock, will be available for issuance without further action by the stockholders, unless such action is required by applicable law or the rules of any stock exchange on which the Company's securities may be listed. Although the Board of Directors has no current intention to do so, it would have the power (subject to applicable law) to issue a series of Preferred Stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. For instance, subject to applicable law, such series of Preferred Stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction. The Board of Directors will make any determination to issue such shares based on its judgment as to the best interests of the Company and its stockholders. The Board of Directors, in so acting, could issue Preferred Stock having terms which could discourage an acquisition attempt or other transaction that some, or a majority of the stockholders might believe to be in their best interest or in which stockholders might receive a premium for their stock over the then market price of such stock.

   Registrar and Transfer Agent
   ----------------------------

   The registrar and transfer agent for the Common Stock is ChaseMellon Shareholder Services LLC.

   Listing
   -------

   The Company intends to apply to list the Common Stock on the New York Stock Exchange under the proposed symbol "HSX."

Item 5. Interests of Named Experts and Counsel

   None.

Item 6. Indemnification of Directors and Officers

   Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") authorizes the Registrant to indemnify the officers and directors of the Company, under certain circumstances and subject to certain conditions and limitations as stated therein, against all expenses and liabilities incurred by or imposed upon them as a result of actions, suits and proceedings, civil or criminal, brought against them as such officers and directors if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

   Reference is hereby made to the Registrant's Certificate of Incorporation, a copy of which is filed as Exhibit 3.01 hereto, which provides for indemnification of officers and directors of the Registrant to the full extent authorized by Section 145 of the Delaware Law. The Certificate of Incorporation authorizes the Registrant to purchase and maintain insurance on behalf of any officer, director, employee, trustee or agent of the Registrant or its subsidiaries against any liability asserted against or incurred by them in such capacity or arising out of their status as such, whether or not the Registrant would have the power to indemnify such officer, director, employee, trustee or agent against such liability under the provisions of such Article or Delaware law.

   The Registrant maintains a directors' and officers' insurance policy which insures the officers and directors of the Registrant from any claim arising out of an alleged wrongful act by such persons in their respective capacities as officers and directors of the Registrant.

   Section 102(b)(7) of the Delaware Law permits corporations to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of a fiduciary duty of care as a director. The Registrant's Certificate of Incorporation limits a director's liability in accordance with such Section.

Item 7. Exemption from Registration Claimed

     Not applicable.

Item 8. Exhibits

     The following exhibits are filed as part of this Registration Statement:

        2.01  Agreement and Plan of Merger of Heidrick & Struggles, Inc. and Heidrick
              & Struggles International, Inc. (Incorporated by reference to Exhibit
              2.01 of this Registrant's Registration Statement on Form S-4 (File No.
              333-61023))

        3.01  Form of Amended and Restated Certificate of Incorporation of the
              Registrant (Incorporated by reference to Exhibit 3.02 of this
              Registrant's Registration Statement on Form S-4 (File No. 333-61023))

        3.03  Form of Amended and Restated By-laws of the Registrant (Incorporated by reference to Exhibit 3.03 of this Registrant's Registration Statement on
              Form S-4 (File No. 333-61023))

      *5 Opinion of Simpson Thacher & Bartlett as to the legality of the Common Stock being registered

  *23.01  Consent of Simpson Thacher & Bartlett (contained in Exhibit 5)

  *23.02  Consent of Arthur Andersen LLP

  *23.03  Consent of Barbier Frinault & Associes (Arthur Andersen)

  *24.01  Power of Attorney (contained in signature page)

  *99.01  1998 Heidrick & Struggles Global Share Program I

  *99.02  1998 Heidrick & Struggles Global Share Program II
____________

*  Filed herewith

Item 9. Undertakings

   Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

   The undersigned registrant hereby undertakes:

     (1) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

     (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES



    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Chicago, State of Illinois, on the 5th day of March, 1999.



                                HEIDRICK & STRUGGLES INTERNATIONAL, INC.


                                By   /s/  Donald M. Kilinski
                                   ----------------------------------------

                                Title Chief Financial Officer and Treasurer
                                      -------------------------------------

                        SIGNATURES AND POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Richard D. Nelson and Donald M. Kilinski, or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments to the Registration Statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities on the 5th day of March, 1999.

                    Signature                                        Title
                    ---------                                        -----
   /s/  Patrick S. Pittard                            President, Chief Executive Officer and Director
-----------------------------------------------
   Patrick S. Pittard
   (principal executive officer)


   /s/  Donald M. Kilinski                            Chief Financial Officer and Treasurer
-----------------------------------------------
   Donald M. Kilinski
   (principal financial and accounting officer)

   /s/  Gerard R. Roche                               Director
-----------------------------------------------
   Gerard R. Roche

   /s/  David C. Anderson                             Director
-----------------------------------------------
   David C. Anderson

   /s/  Thomas J. Friel                               Director
-----------------------------------------------
   Thomas J. Friel

   /s/  David B. Kixmiller                            Director
-----------------------------------------------
   David B. Kixmiller

   /s/  Bengt Lejsved                                 Director
-----------------------------------------------
   Bengt Lejsved

   /s/  Dr. Jurgen B. Mulder                          Director
-----------------------------------------------
   Dr. Jurgen B. Mulder

   /s/  Dr. John C. Viney                             Director
 ----------------------------------------------
   Dr. John C. Viney

                               INDEX TO EXHIBITS



  2.01 Agreement and Plan of Merger of Heidrick & Struggles, Inc. and Heidrick & Struggles International, Inc. (Incorporated by reference to Exhibit
        2.01 of this Registrant's Registration Statement on Form S-4 (File No. 333-61023))

  3.01 Form of Amended and Restated Certificate of Incorporation of the Registrant (Incorporated by reference to Exhibit 3.02 of this Registrant's Registration Statement on Form S-4 (File No. 333-61023))

  3.03 Form of Amended and Restated By-laws of the Registrant (Incorporated by reference to Exhibit 3.03 of this Registrant's Registration Statement on Form S-4 (File No. 333-61023))

    *5 Opinion of Simpson Thacher & Bartlett as to the legality of the Common Stock being registered

*23.01  Consent of Simpson Thacher & Bartlett (contained in Exhibit 5)

*23.02  Consent of Arthur Andersen LLP

*23.03  Consent of Barbier Frinault & Associes (Arthur Andersen)

*24.01  Power of Attorney (contained in signature page)

*99.01  1998 Heidrick & Struggles Global Share Program I

*99.02  1998 Heidrick & Struggles Global Share Program II

___________

*  Filed herewith